Exhibit 10.3

THIRD AMENDMENT TO
MANAGEMENT SERVICES AGREEMENT
Construction Partners, Inc., a Delaware corporation (the “Company”) and SunTx Capital Management Corp., a Texas corporation (“SunTx”), hereby enter into this Third Amendment to Management Services Agreement (the “Amendment”), which is made effective as of October 1, 2022, to the Management Services Agreement, dated October 1, 2006 as amended by that certain Amendment to Management Services Agreement dated effective as of October 1, 2013, as further amended by that certain Second Amendment to Management Services Agreement dated effective as of October 1, 2015 (the “Agreement”).
WHEREAS, the Company and SunTx desire to amend the Agreement.
NOW, THEREFORE, in consideration of the mutual agreements set forth below and in the Agreement, the Company and SunTx agree as follow:
1.Section 3 of the Agreement is hereby deleted in its entirety and replaced by the following:
“3. Term. The term of this Agreement shall expire on October 1, 2028 provided, however, that SunTx may terminate its obligations to provide the Services upon 60 days’ prior written notice to the Company.”
IN WITNESS WHEREOF, the parties hereto have executed this Amendment, which shall be effective as of the date first written above.

CONSTRUCTION PARTNERS, INC.		SUNTX CAPITAL MANAGEMENT CORP.

By:	/s/ Fred J. Smith, III	By:	/s/ Ned N. Fleming, III
Name:	Fred J. Smith, III	Name:	Ned N. Fleming, III
Title:	President and Chief Executive Officer	Title:	Managing Partner